UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

SILICON LABORATORIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PUBLISHED Q&As 030226

(General) Q: Will Silicon Labs operate as a standalone business within TI or be fully integrated? What should we expect before and after close?

Before close, nothing changes. We continue to operate independently and competitively in the market.

After close, the long-term structure will be developed through integration planning. TI leaders shared that they view wireless connectivity as a strategic growth area and want to fully integrate Silicon Labs as part of the Embedded Processor businesses in a way that strengthens execution and accelerates growth.

TI also shared a key lesson from past acquisitions: moving too slowly to integrate can create friction. The intent is to move thoughtfully but not delay alignment unnecessarily. The goal is to combine Silicon Labs’ product and software strengths with TI’s scale in manufacturing and sales without slowing momentum.

(General) Q: What is TI’s long-term strategy and investment in low-power wireless, and how do Silicon Labs teams and sites fit into that strategy?

TI sees wireless connectivity as a major long-term growth opportunity. Leaders were clear that Silicon Labs’ innovation in industrial wireless — especially our complete hardware + software solution — is a key motivation for the transaction.

TI acknowledges that we consistently win not just on silicon, but on software, tools, and customer experience. They view that capability as highly strategic and something they want to scale more broadly across their embedded portfolio. TI described wireless connectivity as an area where the combined company can win, and where Silicon Labs’ teams will play a central role in shaping that future.

(General) Q: What is TI’s vision for our global footprint and key sites?

Over the next several months, TI will spend time learning about our business, our teams, and the work done in each of our locations. TI leadership is eager to plan visits to our global sites this spring as they get to know Silicon Labs. We will share updates as we know them, but we do not expect global footprint changes, if any, until after the transaction closes.

Silicon Labs - Internal use only

(Employment & Culture) Q: Does my full service get recognized by TI?

A: Generally, yes. Your total service with Silicon Labs will be recognized for vesting, eligibility, and vacation and benefit accruals (but excluding benefit accrual purposes under any defined benefit pension plan or retiree medical benefits).

For most employees, tenure is based on your hire date as reflected in Workday. In some cases, an adjusted or “Continuous Service Date” applies. This includes employees who joined Silicon Labs through an acquisition, as well as employees who previously left and later rejoined the company — in those cases, prior service is carried forward and counted consistent with company records and applicable policy.

You can view your Continuous Service Date in Workday by selecting “My Profile” and reviewing the “Job Details” section under “Summary.”

(Timeline) Q: What are the major milestones to expect between now and closing?

The transaction is expected to close in the first half of 2027, subject to shareholder and regulatory approvals across multiple jurisdictions.

The transaction is subject to customary regulatory approvals, including international antitrust clearance from China’s State Administration for Market Regulation (SAMR) and other jurisdictions’ competition authorities. In the United States, filings are required under the Hart-Scott-Rodino (HSR) Act with the Federal Trade Commission (FTC) and Department of Justice (DOJ). The transaction also requires approval from Silicon Labs’ stockholders. TI leaders expressed confidence based on their long-standing global presence, but also acknowledged that all transactions carry some level of risk until complete.

Between now and close, our focus remains clear: operate independently, execute our roadmap, serve customers, and continue winning in the market. Maintaining momentum is one of the most important factors in ensuring a strong outcome.

(Employment & Culture) Q: What happens if I lose my job after close?

A: We have worked hard to ensure that all employees are treated fairly and with respect, regardless of personal outcome. If your role is made redundant within 12 months after the closing event, you will receive a severance package from TI, and your full period service will be recognized in any severance calculations. In addition, you will also receive full acceleration of unvested RSUs, if conditions in your RSU award agreement are met. Unvested RCAs will have 12 months of acceleration if conditions are met. TI has agreed to honor and assume these additional protections for our employees, and additional documentation will be prepared as needed for different jurisdictions.

Silicon Labs - Internal use only

The details of the severance package will vary by country, follow statutory requirements, and be consistent with past practice. We expect to clarify details as we work through this planning period and gain a better understanding of TI’s practices.

(Rules of the Road) Q: How should we handle contract renewals during the pre-close period, particularly if renewal timing overlaps with the expected deal close?

A: Until the transaction closes, it is business as usual. Silicon Labs and Texas Instruments remain separate, independent companies, we continue to operate under our existing commercial frameworks, policies and approval processes.

Contract renewals should proceed in the normal course of business. We should not delay or restructure agreements solely due to the pending transaction. Our focus remains on serving customers, securing design wins and maintaining commercial momentum.

As a reminder, our current contracting guidelines remain in effect:

•	Obtain 1-year quotes along with multi-year pricing options.

•	Any multi-year agreement must include a 30/60/90-day termination option.

•	Continue to work with the procurement organization for all vendor engagements

These guardrails provide flexibility allowing us to meet company and customer needs while maintaining commercial discipline during the interim period. If a customer raises specific concerns tied to the transaction, please escalate through Legal and Sales leadership so we can ensure a consistent and compliant response.

(Rules of the Road) Q: We’ve said “business as usual,” but we’re also saying there won’t be earnings calls or forward guidance. How do those two statements fit together?

A: “Business as usual” means continuing to run the company the way we always have and executing our annual operating plan (AOP). That commitment remains the guiding principle. The changes to earnings calls and guidance are typical for pending transactions of public companies during the interim period. There is limited value in issuing updated forecasts right now, which can potentially create avoidable issues, so we’re choosing to eliminate activities that are not beneficial to our shareholders during this period. We will be publishing our normal 10-Qs and 10-K reports outlining our results, just not holding a quarterly earnings call with the investment community.

Silicon Labs - Internal use only

(Rules of the Road) Q: What guidance should we follow about posting externally about the transaction, including use of logos?

A: Employees may like and share Silicon Labs’ official social media announcement regarding the transaction. However, employees should not post personal commentary, opinions, or interpretations about the transaction.

This includes avoiding commentary on:

•	The strategic rationale for the acquisition

•	Potential impacts on employment, manufacturing, or customer contracts

•	Speculation about integration plans or future changes

We should not use Texas Instruments’ logo in any external materials unless expressly authorized. More broadly, employees should refrain from public commentary beyond sharing or referencing official, company-produced communications. Silicon Labs will remain the primary communicator on the transaction to ensure consistency, accuracy, and compliance throughout the regulatory review process. For more information, please review the Communications Guidelines on the Circuit.

Silicon Labs - Internal use only

Additional Information and Where to Find It

In connection with the proposed transaction, Silicon Laboratories Inc. (“Silicon Labs”) plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders for purposes of obtaining stockholder approval of the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Silicon Labs may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of Silicon Labs and will contain important information about the proposed transaction and related matters. STOCKHOLDERS OF SILICON LABS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SILICON LABS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when available) and other documents filed by Silicon Labs at the SEC’s website at www.sec.gov. Copies of the proxy statement (when available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Silicon Labs’ Investor Relations at investor.relations@silabs.com or (512) 416-8500.

Participants in the Solicitation

Silicon Labs, Texas Instruments Incorporated (“Texas Instruments”) and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Silicon Labs’ directors and executive officers is available in (a) Silicon Labs’ Annual Report on Form 10-K for the fiscal year ended January 3, 2026, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships, Related Transactions, and Director Independence,” which was filed with the SEC on February 10, 2026, and can be found at www.sec.gov; (b) Silicon Labs’ definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 12, 2025, under the headings “Proposal One: Election of Directors,” “Ownership of Securities,” “Executive Officers,” and “Compensation Discussion and Analysis,” and can be found at www.sec.gov; and (c) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. To the extent holdings of Silicon Labs’ securities by its directors or executive officers have changed since the amounts set forth in Silicon Labs’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which can be found at www.sec.gov). Copies of the documents filed with the SEC by Silicon Labs will be available free of charge through the website maintained by the SEC and at Silicon Labs’ website at https://investor.silabs.com/.

Information regarding Texas Instruments’ directors and executive officers is available in (a) Texas Instruments’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the headings “ITEM 10. Directors, executive officers and corporate governance,” “ITEM 11. Executive compensation,” “ITEM 12. Security ownership of certain beneficial owners and management and related stockholder matters” and “ITEM 13. Certain relationships and related transactions, and director independence,” which was filed with the SEC on February 6, 2026, and can be found at www.sec.gov; (b) Texas Instruments’ definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 5, 2025, under the headings “Election of directors,” “Executive compensation,” and “Security ownership of directors and management,” and can be found at www.sec.gov; and (c) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. To the extent holdings of Texas Instruments’ securities by its directors or executive officers have changed since the amounts set forth in Texas Instruments’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which can be found at www.sec.gov). Copies of the documents filed with the SEC by Texas Instruments will be available free of charge through the website maintained by the SEC at www.sec.gov and at Texas Instruments’ website at https://investor.ti.com/.

Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in Silicon Labs’ definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of these documents may be obtained, free of charge, from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Rule 175 promulgated thereunder, Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. Such statements include statements concerning anticipated future events and expectations that are not historical facts. Any statements about Texas Instruments’ or Silicon Labs’ plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Such forward-looking statements include but are not limited to statements about the benefits of the proposed transaction, including future financial and operating results, Texas Instruments’ or Silicon Labs’ plans, objectives, expectations and intentions, the expected timing of completion of the proposed transaction and other statements that are not historical facts. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (a) risks related to the consummation of the proposed transaction, including the risks that (i) the proposed transaction may not be consummated within the anticipated time period, or at all, (ii) the parties may fail to obtain Silicon Labs stockholder approval of the merger agreement, (iii) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or obtain other required governmental and regulatory approvals, and (iv) other conditions to the consummation of the proposed transaction under the merger agreement may not be satisfied; (b) the effects that any termination of the merger agreement may have on Silicon Labs or Texas Instruments and their respective businesses, including the risk that Silicon Labs’ or Texas Instruments’ stock price may decline significantly if the proposed transaction is not completed; (c) the effects that the announcement or pendency of the proposed transaction may have on Silicon Labs or Texas Instruments and their respective businesses, including the risks that as a result (i) Silicon Labs’ or Texas Instruments’ business, operating results or stock price may suffer, (ii) Silicon Labs’ or Texas Instruments’ current plans and operations may be disrupted, (iii) Silicon Labs’ or Texas Instruments’ ability to retain or recruit key employees may be adversely affected, (iv) Silicon Labs’ or Texas Instruments’ business relationships (including, customers and suppliers) may be adversely affected, or (v) Silicon Labs’ or Texas Instruments’ management’s or employees’ attention may be diverted from other important matters; (d) the effect of limitations that the merger agreement places on Silicon Labs’ ability to operate its business, return capital to stockholders or engage in alternative transactions; (e) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Silicon Labs and others; (f) the risk that the proposed transaction and related transactions may involve unexpected costs, liabilities or delays; (g) other economic, business, competitive, legal, regulatory, and/or tax factors, including the impact of the current global memory chip shortage; and (h) other factors described in the reports of (i) Silicon Labs filed with the SEC, including but not limited to the risks described in Silicon Labs’ Annual Report on Form 10-K for its fiscal year ended January 3, 2026, which was filed with the SEC on February 10, 2026, and Silicon Labs’ Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in Silicon Labs’ other filings with the SEC and (ii) Texas Instruments filed with the SEC, including but not limited to the risks described in Texas Instruments’ Annual Report on Form 10-K for its fiscal year ended December 31, 2025, which was filed with the SEC on February 6, 2026, and Texas Instruments’ Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in other filings with the SEC.

All forward-looking statements attributable to Silicon Labs or Texas Instruments, or persons acting on Silicon Labs’ or Texas Instruments’ behalf, are expressly qualified in their entirety by this cautionary statement. Further, each of Silicon Labs and Texas Instruments disclaims any obligation to update the information in this communication or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.